UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2008

MACATAWA BANK CORPORATION
(Exact name of Registrant as specified in its charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-25927 (Commission File No.)	38-3391345 (IRS Employer Identification No.)

10753 Macatawa Drive, Holland, MI (Address of Principal Executive Offices)	49424 (Zip Code)

616 820-1444
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

[_]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[_]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 3 — Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)-(b)     On April 3, 2008, Robert E. DenHerder, John Koetje, and Arend Lubbers, each a member of the Board of Directors of Macatawa Bank Corporation (the “Company”), were appointed to serve as the sole members of the Audit Committee of the Company’s Board of Directors. The Board of Directors of the Company also determined that each of these appointees to the Audit Committee is “independent” under applicable Nasdaq and SEC rules.

On May 6, 2008, the Company received a Nasdaq Staff Deficiency Letter stating that prior to the April 3, 2008 appointments to the Audit Committee, the Company did not comply with Nasdaq’s audit committee requirements as set forth in Marketplace Rule 4350(d)(2) and IM-4350-4 (the “Nasdaq Rules”). Macatawa’s Audit Committee had included one independent member of the holding company board of directors and four independent directors from Macatawa Bank’s board of directors. The Nasdaq Rules require the Audit Committee to include at least three independent members all of whom must be members of the holding company’s board of directors. In its May 6, 2008 letter, the Nasdaq staff also determined that the Company regained compliance with the Nasdaq Rules on April 3 when the Company appointed three independent holding company directors to the Audit Committee. The only condition placed on the Nasdaq staff’s determination that the Company has regained compliance is to satisfy the disclosure requirements of Marketplace Rule 4803(a), which was accomplished by the attached press release.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99	Press release dated May 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2008	MACATAWA BANK CORPORATION By /s/ Jon W. Swets —————————————— Jon W. Swets Chief Financial Officer